                                                                   Exhibit 99.2

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                            dated as of June 4, 2001

                                      among

                        LIBERTY MUTUAL INSURANCE COMPANY,

                          LFC ACQUISITION CORPORATION,

                                       and

                        LIBERTY FINANCIAL COMPANIES, INC.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   ARTICLE 1  THE MERGER..........................................................................................2
      1.1  The Merger.............................................................................................2
      1.2  Effect of the Merger...................................................................................2
      1.3  Closing and Consummation of the Merger.................................................................2
      1.4  Articles of Organization; By-Laws; Directors and Officers..............................................3
      1.5  Conversion of Securities...............................................................................3
      1.6  Company Stock Options and Plans........................................................................5
      1.7  Exchange of Certificates...............................................................................5
   ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND ACQUISITION SUB.................................8
      2.1  Organization and Qualification.........................................................................8
      2.2  Authority..............................................................................................8
      2.3  Status of Acquisition Sub..............................................................................8
      2.4  Litigation.............................................................................................8
   ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................9
      3.1  Organization and Qualification.........................................................................9
      3.2  Authority..............................................................................................9
      3.3  Fairness Opinion, Brokers.............................................................................10
   ARTICLE 4  CONDUCT OF BUSINESS................................................................................10
      4.1  Conduct Prior to Effective Time.......................................................................10
      4.2  Notification of Certain Matters.......................................................................10
      4.3  Conduct of Business by Purchaser......................................................................11
   ARTICLE 5  ADDITIONAL AGREEMENTS..............................................................................11
      5.1  Preparation of Proxy Statement........................................................................11
      5.2  Board Recommendation..................................................................................11
      5.3  Fees and Expenses.....................................................................................12
      5.4  Additional Agreements.................................................................................12
      5.5  Governmental Filings..................................................................................12
      5.6  Indemnification and Insurance.........................................................................12
      5.7  Employee Benefit Matters..............................................................................14
      5.8  Joint and Several Obligations.........................................................................14
      5.9  Exemption from Liability Under Section 16.............................................................14
   ARTICLE 6  CONDITIONS.........................................................................................14
      6.1  Conditions to Obligation of Each Party to Effect the Merger...........................................14
   ARTICLE 7  TERMINATION, AMENDMENT AND WAIVER..................................................................15
      7.1  Termination...........................................................................................15
      7.2  Effect of Termination.................................................................................16
      7.3  Amendment.............................................................................................16
      7.4  Waiver................................................................................................16
   ARTICLE 8  GENERAL PROVISIONS.................................................................................16
      8.1  Publicity.............................................................................................16
      8.2  Notices...............................................................................................17
      8.3  Interpretation........................................................................................18
      8.4  Representations and Warranties; etc...................................................................18
      8.5  Miscellaneous.........................................................................................19
      8.6  Validity..............................................................................................19

Index of Defined Terms
TERM                                                                                                             PAGE
Acquisition Sub.....................................................................................................1
affiliates.........................................................................................................17
Agreement...........................................................................................................1
Annuity Agreement...................................................................................................1
Annuity Buyer.......................................................................................................1
Annuity Sale........................................................................................................1
Articles of Merger..................................................................................................2
AUM Agreement.......................................................................................................1
AUM Buyer...........................................................................................................1
AUM Sale............................................................................................................1
Certificates........................................................................................................5
Code................................................................................................................7
Company.............................................................................................................1
Company Material Adverse Effect.....................................................................................8
Company Stockholders' Meeting......................................................................................11
Disclosure Schedule.................................................................................................8
Dissenting Shares...................................................................................................5
Effective Time......................................................................................................2
Financial Advisor...................................................................................................9
Indemnified Parties................................................................................................12
LFS.................................................................................................................1
MBCL................................................................................................................2
Merger..............................................................................................................1
Payment Agent.......................................................................................................5
Payment Fund........................................................................................................5
Purchaser...........................................................................................................1
Sales...............................................................................................................1
SEC................................................................................................................10
Segment Buyers......................................................................................................1
Segment Purchase Agreements.........................................................................................1
Stockholders........................................................................................................7
subsidiaries.......................................................................................................17
subsidiary.........................................................................................................17
Surviving Corporation...............................................................................................2
Transactions........................................................................................................1

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 4, 2001, is by and among LIBERTY MUTUAL INSURANCE COMPANY, a Massachusetts mutual insurance company (the "Purchaser"), LFC ACQUISITION CORPORATION, a Massachusetts corporation and wholly-owned subsidiary of the Purchaser ("Acquisition Sub"), and LIBERTY FINANCIAL COMPANIES, INC., a Massachusetts corporation (the "Company").

                                   BACKGROUND

         A. The Purchaser, indirectly, owns approximately 70% of the outstanding shares of common stock of the Company. The Purchaser wishes to acquire all of the outstanding shares of the Company's capital stock not owned by the Purchaser or its subsidiaries.

         B. The Purchaser has formed Acquisition Sub as a subsidiary with the intent of causing it to merge with and into the Company.

         C. The Company and Liberty Financial Services, Inc., a wholly owned subsidiary of the Company ("LFS"), entered into a Stock Purchase Agreement dated as of May 2, 2001 (the "Annuity Agreement") with Sun Life Assurance Company of Canada (the "Annuity Buyer") pursuant to which the Company and LFS intend to sell and the Annuity Buyer intends to buy the direct and indirect subsidiaries of the Company which represent substantially all of the Company's annuity segment (the "Annuity Sale"). Simultaneously with the execution of this Agreement, the Company and LFS are entering into a Stock Purchase Agreement dated as of the date hereof (the "AUM Agreement") with FleetBoston Financial Corporation (the "AUM Buyer") pursuant to which the Company and LFS intend to sell and the AUM Buyer intends to buy the direct and indirect subsidiaries of the Company which represent substantially all of the Company's asset management business segment (the "AUM Sale"). The Annuity Agreement and the AUM Agreement are sometimes hereinafter referred to herein collectively as the "Segment Purchase Agreements", the Annuity Buyer and the AUM Buyer are sometimes hereinafter referred to herein collectively as the "Segment Buyers" and the Annuity Sale and the AUM Sale are sometimes hereinafter referred to herein collectively as the "Sales."

         D. The respective Boards of Directors of the Purchaser, Acquisition Sub and the Company have each duly approved the merger of Acquisition Sub with and into the Company on the terms and subject to the conditions of this Agreement (the "Merger") and the Board of Directors of the Company has resolved to recommend approval of the Merger and the Sales by the Company's stockholders. The Sales and the Merger are hereinafter sometimes referred to herein collectively as the "Transactions."

         E. The respective Boards of Directors of the Purchaser, Acquisition Sub and the Company have each duly approved all of the other transactions contemplated by this Agreement.

         F. The consummation of the Sales is a condition precedent to the consummation of the Merger.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Purchaser, Acquisition Sub and the Company hereby agree as follows:

                                   ARTICLE 1
                                   THE MERGER

         1.1 THE MERGER. At the Effective Time (as hereinafter defined), and subject to and in accordance with this Agreement and the Massachusetts Business Corporation Law (the "MBCL"), Acquisition Sub shall be merged with and into the Company, the separate existence of Acquisition Sub shall cease and the Company shall continue as the surviving corporation. The Company as it will exist at and after the Effective Time is hereinafter sometimes referred to as the "Surviving Corporation."

         1.2 EFFECT OF THE MERGER. Upon the effectiveness of the Merger, the Surviving Corporation shall continue its corporate existence under the laws of Massachusetts and the Merger shall have the effects set forth in Section 80 of the MBCL.

         1.3 CLOSING AND CONSUMMATION OF THE MERGER. As soon as is practicable following the approval of the Merger at the Company Stockholders' Meeting (as defined below) and the satisfaction of the conditions specified in Section 6.1 upon a date agreed to by the Purchaser and the Company (but in any event not later than 60 days following the later to occur of the consummation of the Annuity Sale and the AUM Sale), the parties shall meet at the offices of Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts, or at such other time and place as the parties may mutually agree, to determine the satisfaction of the remaining conditions in Article 6 and, if all conditions have been satisfied or waived, to execute Articles of Merger in accordance with the MBCL (the "Articles of Merger"). As soon as is practicable after execution of the Articles of Merger, and subject to the satisfaction or waiver of all conditions in Article 6, the parties will cause the Merger to be consummated by delivering the Articles of Merger to the Massachusetts Secretary of State for filing in accordance with the MBCL, and shall make all other filings and recordings required by the MBCL in connection with the Merger. The Merger shall become effective when the Articles of Merger are filed with the Massachusetts Secretary of the State (or at such later time, which shall be as soon as reasonably practicable thereafter, specified as the effective time in the Articles of Merger). The term "Effective Time" shall mean the date and time when the Merger becomes effective.

         1.4 ARTICLES OF ORGANIZATION; BY-LAWS; DIRECTORS AND OFFICERS. The Articles of Organization and By-laws of the Company as in effect immediately prior to the Effective Time shall be the Articles of Organization and By-laws of the Surviving Corporation until thereafter amended as provided under the MBCL. The directors of Acquisition Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation as of the Effective Time, and the officers of Acquisition Sub immediately prior to the Effective Time will continue as the officers of the Surviving Corporation as of the Effective Time, in each case until such time as changed in accordance with the provisions of MBCL and the By-laws of the Surviving Corporation or until their successors are duly elected and qualified.

         1.5 CONVERSION OF SECURITIES.

             (a) At the Effective Time, by virtue of the Merger and without any action on the part of the Purchaser, Acquisition Sub, the Company, the Surviving Corporation or the holder of any of the following securities:

         (i) COMPANY CAPITAL STOCK. Subject to Section 1.5(b), the shares of the Company's capital stock (the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled pursuant to clause (ii) below and any Dissenting Shares (as defined below)) shall be cancelled and retired and be converted into and become a right to receive solely an amount per share in cash, without any interest thereon, equal to $33.44, subject to adjustment in accordance with the following formula (such amount, as adjusted, is hereinafter referred to as the "Cash Consideration"):

         (A) ADJUSTMENTS TO CASH CONSIDERATION. The Cash Consideration shall be appropriately increased or decreased, as applicable, by an amount per share equal to the Pro Rata Share (as defined below) of the sum (without duplication) of the following:

             (1) Any increase or decrease, as applicable, in the estimated net after tax proceeds to the Company from the Sales included in the Closing Adjustment (as defined below) from those estimated on the date hereof and set forth on SCHEDULE A attached hereto; PLUS

             (2) Any increase or decrease, as applicable, in the estimated net after tax costs of the Company with respect to stock options granted by the Company and outstanding at the Effective Time included in the Closing Adjustment from those estimated on the date hereof and set forth on SCHEDULE A attached hereto (including any change resulting from any purchase price adjustment provided for in Section 1.2 of the AUM Agreement); PLUS

             (3) Any increase or decrease, as applicable, in the estimated net after tax costs of the Company with respect to transaction expenses paid or payable by the Company to third parties in connection with the Transactions("Transaction Expenses") included in the Closing Adjustment from those estimated on the date hereof and set forth on SCHEDULE A attached hereto, PLUS

             (4) Any increase or decrease, as applicable, in the estimated net after tax deduction for the net corporate liabilities from those estimated on the date hereof and set forth on SCHEDULE A attached hereto, PLUS

             (5) Any increase or decrease, as applicable, in the net tax adjustment with respect to eliminating the estimated taxes on the AUM Sale net of the estimated tax benefit inuring to the AUM Buyer for the Section 338(h)(10) election from those estimated on the date hereof and set forth on SCHEDULE A attached hereto.

         (B) CERTAIN DEFINITIONS AND PROCEDURES. As used herein, the term "Pro Rata Share" shall mean a fraction, expressed as a percentage, the numerator of which is one and the denominator of which is the number of shares of the Company's common stock issued and outstanding as of the Effective Time.

         Not less than three (3) and not more than ten (10) Business Days prior to the Effective Time, the Company shall deliver to the Purchaser a certificate (the "Closing Price Certificate") setting forth the Company's then current estimate of each of the following:

             (1) The net after tax proceeds to the Company from the Sales and the amount, if any, by which such estimated proceeds are different from the estimate thereof set forth on SCHEDULE A;

             (2) The net after tax costs of the Company with respect to all stock options granted by the Company and outstanding at the Effective Time, and the amount, if any, by which such estimated costs are different from the estimate thereof set forth on SCHEDULE A;

             (3) The net after tax costs of the Company of all Transaction Expenses paid or payable by the Company to third parties in connection with the Transactions and the amount, if any, by which such estimated costs are different from the estimate thereof set forth on SCHEDULE A;

             (4) The after tax deduction for the net corporate liabilities and the amount, if any, by which such estimated deduction is different from the estimate thereof set forth on SCHEDULE A;

             (5) The net tax adjustment with respect to eliminating the estimated taxes on the AUM Sale net of the estimated tax benefit inuring to the AUM Buyer for the Section 338(h)(10) election from the estimate thereof set forth on SCHEDULE A; and

             (6) Based on the foregoing, the amount of the final Cash Consideration.

The applicable estimated amount reflected in the Closing Price Certificate for any item is referred to herein as the "Closing Adjustment". The calculations in the Closing Price Certificate will be subject to the review and reasonable approval of the Purchaser.

         (ii) TREASURY STOCK; ETC. Each Share held in the treasury of the Company and each Share that is issued and outstanding immediately prior to the Effective Time and owned by the Purchaser, Acquisition Sub or the Company or any direct or indirect subsidiary of the Purchaser, Acquisition Sub or the Company, shall be cancelled and retired, and no payment shall be made with respect thereto; and

         (iii) ACQUISITION SUB STOCK. Each share of Acquisition Sub's capital stock issued and outstanding immediately prior to the Effective Time shall be converted into and become a number of validly issued, fully paid and nonassessable shares of common stock of the Surviving Corporation such that the number of shares issued to Acquisition Sub in the aggregate is equal to 100,000,000 shares.

                   (b) Notwithstanding Section 1.5(a) or any other provision of this Agreement, Shares outstanding immediately prior to the Effective Time and held by a holder which has properly perfected such holder's rights of appraisal for such Shares in connection with the Transactions in accordance with the MBCL ("Dissenting Shares") shall not be converted into a right to receive the applicable Cash Consideration, unless such holder withdraws or otherwise loses his right to demand payment for his Shares, but the holder thereof shall only be entitled to such rights as are provided by the MBCL. If, after the Effective Time, such holder withdraws or loses (through failure to perfect or otherwise) such holder's right to demand payment for such holder's Shares in connection with the Transactions, such Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Cash Consideration payable in respect of such Shares pursuant to Section 1.5(a)(i), without interest.

                   (c) The Company shall give the Purchaser and Acquisition Sub prompt notice of any demands for payment, or notices of intent to demand payment, received by the Company with respect to Shares or in connection with the Transactions in accordance with Section 86 of the MBCL, and the Purchaser and Acquisition Sub shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of the Purchaser and Acquisition Sub or as otherwise required by law or pursuant to a final order of a court of competent jurisdiction, make any payment with respect to, or settle, or offer to settle, any such demands.

         1.6 COMPANY STOCK OPTIONS AND PLANS. The Company shall take all actions necessary to ensure that (a) all options outstanding under the Company's 1990 Stock Option Plan or Amended and Restated 1995 Stock Incentive Plan (collectively, the "Stock Plans"), to the extent not exercised prior to the Effective Time, shall be cancelled in return for the appropriate cash payment under the applicable Stock Plan, and (b) all restricted common stock granted under any Stock Plan shall, if not currently vested, be fully vested immediately prior to the Effective Time to the extent provided and otherwise in accordance with the Liberty Financial Companies, Inc. and Subsidiaries Non-Commissioned Employee Severance and Retention Plan and the Liberty Financial Companies, Inc. and Subsidiaries Commissioned Employees Severance and Retention Plan.

         1.7 EXCHANGE OF CERTIFICATES.

             (a) From and after the Effective Time, a bank or trust company to be designated by the Purchaser not less than 10 days prior to the Effective Time and consented to by the Company (such consent not to be unreasonably withheld, delayed or conditioned) (the

         "Payment Agent") shall act as payment agent in effecting the exchange for the applicable Cash Consideration of certificates that, immediately prior to the Effective Time, represented Shares entitled to payment pursuant to Section 1.5(a)(i) (the "Certificates"). At the Effective Time, the Purchaser shall, or shall cause Acquisition Sub to, deposit with the Payment Agent in trust for the benefit of the holders of Certificates, such amounts in immediately available funds as may be needed to pay promptly for surrendered Shares as provided in this
         Section 1.7 (the "Payment Fund"). The Purchaser and the Surviving Corporation shall cause the Payment Agent to mail to each record holder of Certificates, promptly after the Effective Time (but in any event within two business days thereof), a form of letter of transmittal (in form and substance reasonably satisfactory to the Purchaser) and instructions for use in surrendering such Certificates and receiving the applicable Cash Consideration therefor. Upon the surrender of each Certificate together with a duly completed and executed letter of transmittal, the Payment Agent shall pay the holder of such Certificate the applicable Cash Consideration multiplied by the number of Shares formerly represented by such Certificate, without any interest thereon, and such Certificate shall be cancelled. Delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon proper delivery of the Certificate to the Payment Agent, and the letter of transmittal shall so reflect. If any cash is to be paid to a person other than the holder in whose name the Certificate representing Shares surrendered in exchange therefor is registered, it shall be a condition to such payment that the Certificates so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay to the Payment Agent any transfer or other taxes required by reason of the payment of such cash to a person other than the registered holder of the Certificate surrendered, or such person shall establish to the satisfaction of the Payment Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Payment Agent nor any party hereto shall be liable to a holder of Shares for any Cash Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

             (b) To the extent not immediately required for payment for surrendered Shares as provided in Section 1.7(a), the Payment Fund shall be invested by the Payment Agent, as directed by the Purchaser (so long as such directions do not impair the rights of holders of Shares), for the account of the Purchaser, in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Ratings Group, or certificates of deposit issued by a commercial bank having at least $5,000,000,000 in capital and surplus, in each case maturing within 60 days; and any net earnings with respect thereto shall be paid to the Purchaser as and when requested by the Purchaser.

             (c) The Payment Agent shall, pursuant to irrevocable instructions from the Purchaser and the Surviving Corporation, make the payments referred to in Section 1.5(a)(i) out of the Payment Fund. Nine months after the Effective Time, the Payment Agent shall deliver to the Purchaser all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and the Payment

         Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a Share may surrender such Certificate to the Surviving Corporation or the Purchaser and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the applicable Cash Consideration, without any interest thereon, but shall have no greater rights against the Surviving Corporation or the Purchaser than may be accorded to general creditors of the Surviving Corporation or the Purchaser under applicable law.

             (d) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Shares. If, after the Effective Time, Certificates formerly representing Shares are presented to the Surviving Corporation or the Payment Agent, they shall be cancelled and exchanged for the applicable Cash Consideration, as provided in this Article 1, subject to applicable law in the case of Dissenting Shares.

             (e) From and after the Effective Time, holders of Certificates theretofore evidencing Shares shall cease to have any rights as stockholders of the Company (the "Stockholders"), except as provided herein or by law.

             (f) Each of the Surviving Corporation and the Purchaser, or the Payment Agent on their behalf, shall be entitled to deduct and withhold from the Cash Consideration payable to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any applicable provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Purchaser, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation or the Purchaser, as the case may be, and shall promptly be paid by the Purchaser or Acquisition Sub, as the case may be, to the applicable taxing authority.

             (g) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such commercially reasonable amount and on such commercially reasonable terms as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Purchaser shall pay in exchange for such lost, stolen or destroyed Certificate, the applicable Cash Consideration.

             (h) The Cash Consideration shall be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend, recapitalization, exchange, subdivision, combination of, or other similar change in the Shares that shall be effective after the date of this Agreement and prior to the Effective Time.

                                   ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES
                      OF THE PURCHASER AND ACQUISITION SUB

         The Purchaser and Acquisition Sub each represents and warrants to the Company that:

         2.1 ORGANIZATION AND QUALIFICATION. Each of the Purchaser and Acquisition Sub is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to carry on its business as now conducted or contemplated to be conducted. Each of the Purchaser and Acquisition Sub is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing which would not, individually or in the aggregate, materially impair the Purchaser's financial condition or the ability of the Purchaser and Acquisition Sub to perform their obligations hereunder.

         2.2 AUTHORITY. Each of the Purchaser and Acquisition Sub has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser and Acquisition Sub, and the consummation by the Purchaser and Acquisition Sub of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of the Purchaser (including as sole shareholder of Acquisition Sub) and Acquisition Sub and no other corporate proceedings on the part of the Purchaser or Acquisition Sub (including without limitation shareholder actions) are necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and Acquisition Sub and constitutes a legal, valid and binding obligation of the Purchaser and Acquisition Sub, respectively, enforceable against them in accordance with its terms.

         2.3 STATUS OF ACQUISITION SUB. Acquisition Sub was formed for the purpose of merging into the Company as contemplated by this Agreement, and has not carried on any other business. The Purchaser owns all of the outstanding capital stock of Acquisition Sub. -

         2.4 LITIGATION. There is no suit, action or legal, administrative, arbitration or order, proceeding or governmental investigation pending or, to the knowledge of the Purchaser, threatened, to which the Purchaser or Acquisition Sub is a party which, considered individually or in the aggregate, would reasonably be expected to materially impair the ability of the Purchaser, Acquisition Sub or the Surviving Corporation to perform its obligations under this Agreement.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchaser and Acquisition Sub that except as set forth on a disclosure schedule previously delivered to the Purchaser (the "Disclosure Schedule"):

         3.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of Massachusetts and has all requisite corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (as defined below). Copies of the Articles of Organization and By-Laws of the Company have been made available to the Purchaser and such copies are accurate and complete as of the date hereof. For purposes of this Agreement, "Company Material Adverse Effect" shall mean any change, effect or circumstance that is materially adverse to the assets, financial condition, business or operations of the Company and its subsidiaries taken as a whole, other than (1) changes, effects or circumstances that (x) result from changes in general economic or debt or equity market conditions or (y) are the result of factors generally affecting the annuity or asset management industries or are the result of any regulatory or statutory matter that has or may have an industry-wide effect in the jurisdictions within which the Company's annuity Subsidiaries are domiciled, or (2) changes in generally accepted accounting principles or changes in laws or regulations or the interpretation thereof by courts or governmental authorities; provided, that
(i) Company Material Adverse Effect shall not include any adverse change, effect or circumstance arising out of or resulting from actions contemplated by the parties in connection with this Agreement or the Segment Purchase Agreements or that is attributable to the announcement, pending status or performance of this Agreement or the Segment Purchase Agreements and (ii) any adverse change in the Company's stock price shall not be taken into account in determining whether there has been a Company Material Adverse Effect.

         3.2 AUTHORITY.

             (a) The Company has all requisite corporate power and authority to enter into this Agreement, subject to the approval of its Stockholders referred to in Section 6.1 of this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

             (b) The Company's Board of Directors has duly adopted resolutions
         (i) authorizing the execution and delivery of this Agreement and the Segment Purchase Agreements by the Company, (ii) approving the Merger and the Sales, and the transactions contemplated hereby and thereby,
         (iii) determining that each of the transactions contemplated by this Agreement and the Segment Purchase Agreements, including the Merger and the Sales, are fair to, advisable and in the best interests of the Stockholders, and (iv) recommending adoption and approval of the Merger and the Sales by the Stockholders.

             (c) Except for the approval of its Stockholders referred to in
         Section 6.1 of this Agreement, no further corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

             (d) This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         3.3 OPINION OF FINANCIAL ADVISOR; BROKERS.

             (a) The Board of Directors of the Company has received the opinion of Credit Suisse First Boston Corporation (the "Financial Advisor"), dated the date of this Agreement, to the effect that, as of such date,
         (i) the consideration to be received by the Company and LFS pursuant to the Annuity Agreement is fair, from a financial point of view, to the Company and (ii) the cash consideration to be received pursuant to this Agreement is fair, from a financial point of view, to the holders of common stock of the Company other than the Purchaser and its affiliates.

             (b) Except for the Financial Advisor (the fees of which will be paid by the Company), no agent, broker, person or firm acting on behalf of the Company is or will be entitled to any advisory commission or broker's or finder's fee from any of the parties hereto in connection with any of the transactions contemplated herein.

                                   ARTICLE 4
                               CONDUCT OF BUSINESS

         4.1 CONDUCT PRIOR TO EFFECTIVE TIME. The Company covenants and agrees that, unless the Purchaser shall otherwise consent during the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, the Company shall comply in all material respects with the covenants set forth in, and the Company shall not amend, modify or waive any provision contained in, the Segment Purchase Agreements.

         4.2 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to the Purchaser, upon obtaining knowledge of the occurrence, or failure to occur, of any event which occurrence or failure to occur causes (x) any representation or warranty made by the Company and contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time to the extent that any such failure to be true or accurate would, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect, or (y) any material failure of the Company or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this

Agreement; provided, however, that no such notification shall be deemed to cure any breach or otherwise affect the representations, warranties, covenants, conditions or agreements of the Company or the conditions to the obligations of the parties hereunder. The Purchaser shall give prompt notice to the Company, upon obtaining knowledge of the occurrence, or failure to occur, of any event which occurrence or failure to occur causes (x) any representation or warranty made by the Purchaser or Acquisition Sub contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time to the extent any such failure to be true or accurate would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Purchaser's financial condition or its ability to consummate the transactions contemplated by this Agreement, or (y) any material failure of the Purchaser or Acquisition Sub, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall be deemed to cure any breach or otherwise affect the representations, warranties, covenants, conditions or agreements of the Purchaser or Acquisition Sub or the conditions to the obligations of the parties hereunder.

         4.3 CONDUCT OF BUSINESS BY PURCHASER. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time and subject to the terms and conditions of this Agreement, neither the Company nor the Purchaser shall not take any action which would cause any of its representations and warranties contained herein to be untrue or incorrect in any material respect or cause it not to be in compliance in all material respects with any covenant set forth herein.

                                   ARTICLE 5
                              ADDITIONAL AGREEMENTS

         5.1 PREPARATION OF PROXY STATEMENT. The Company and the Purchaser shall jointly prepare the Proxy Statement and the Schedule 13E-3 and use their respective commercially reasonable efforts to obtain and furnish the information required to be included in the Proxy Statement and the Schedule 13E-3, and respond promptly to any comments made by the Securities and Exchange Commission (the "SEC") with respect to the Proxy Statement and the Schedule 13E-3 and any preliminary version thereof and cause the Proxy Statement to be mailed to its Stockholders at the earliest practicable time following the execution of this Agreement. Each party will notify the other promptly upon the receipt of any comments from the SEC staff. If prior to the Effective Time any event shall occur which is required to be set forth in an amendment or a supplement to the Proxy Statement, the Company will promptly prepare and mail such an amendment or supplement, PROVIDED that, with respect to any event or information relating to the Purchaser or Acquisition Sub or one of the Segment Buyers giving rise to such requirement, the Purchaser or the applicable Segment Buyer shall have notified the Company thereof in a timely fashion.

         5.2 BOARD RECOMMENDATION. Except and to the extent that the Company's Board of Directors determines that it must take or refrain from taking an action in order to comply with its fiduciary duties to the Stockholders under applicable law, the Company through its Board of

Directors shall recommend approval and adoption of this Agreement and the Merger and use its commercially reasonable efforts to obtain the necessary approval of the Merger by its Stockholders at a Stockholders' meeting (the "Company Stockholders' Meeting") as promptly as practicable following the execution of this Agreement.

         5.3 FEES AND EXPENSES.

             (a) Each party shall bear all of the fees and expenses incurred by it in connection with the negotiation and performance of this Agreement, and neither party may recover any such fees and expenses from the other party upon any termination of this Agreement.

             (b) The provisions contained in this Section 5.3 shall survive any termination of this Agreement.

         5.4 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and to cooperate with each of the other parties hereto in connection with the foregoing, including using commercially reasonable efforts: (A) to obtain all authorizations, consents and approvals required by the Applicable Laws; (B) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; and (C) to fulfill all conditions to this Agreement. For purposes of the foregoing, the obligation of the Company, the Purchaser and Acquisition Sub to use "commercially reasonable efforts" or "reasonable efforts" to obtain waivers, consents and approvals to loan agreements, leases and other contracts shall not include any obligation to agree to a modification of the terms of such documents, except as expressly contemplated hereby, or to make any guaranty or monetary payment in consideration of such waiver, consent or approval.

         5.5 GOVERNMENTAL FILINGS. Each of the Company and the Purchaser shall promptly provide the other (or its counsel) with copies of all filings made by it with the SEC or any other state or federal governmental entity in connection with this Agreement and the transactions contemplated hereby. Subject to applicable laws relating to the exchange of information, the Company and the Purchaser shall have the right to review in advance, and to the extent practicable each will consult the other with respect to all information relating to the Company or the Purchaser, as the case may be, and any of their respective subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or governmental entity in connection with the Merger and the other transactions contemplated by this Agreement.

         5.6 INDEMNIFICATION AND INSURANCE. The Purchaser and Acquisition Sub agree that all rights to indemnification, advancement of expenses, exculpation, limitation of liability and any and all similar rights now existing in favor of the employees, agents, directors or officers of the Company and its subsidiaries (the "Indemnified Parties") as provided in the charter or by-laws or other agreements of the Company in effect on the date hereof (copies of which have been made available to the Purchaser), shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that if any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect to any such claim or claims shall continue until the disposition of any and all such claims. The Purchaser shall cause the Surviving Corporation to honor and fulfill in all respects the indemnification obligations of the Company pursuant to the Company's charter, by-laws and such other agreements. The Purchaser and the Surviving Corporation shall pay to such Indemnified Party in advance of final disposition any expenses, including but not limited to counsel fees and disbursements, incurred by any such Indemnified Party in defending any action, suit or proceeding upon receipt of an undertaking (which need not be secured or subject to bond or other requirement) by or on behalf of such Indemnified Party to repay the amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under such charter, bylaws or other agreement referred to above. The Purchaser agrees to provide each individual who served as a director or officer of the Company or the subsidiaries at any time prior to the Effective Time with liability insurance, either directly or through the Purchaser's umbrella policy, for a period of six years after the Effective Time on terms no less favorable in coverage and amount than any applicable insurance in effect immediately prior to the Effective Time (including any insurance maintained by Purchaser); provided, however, that the Purchaser may reduce the coverage and amount of liability insurance to the extent that the cost thereof would exceed 300% of the cost of any such insurance in effect immediately prior to the Effective Time, as adjusted for inflation each year; provided, further, however, that such coverage and amount of liability insurance shall not be reduced below the corresponding coverage and amount of liability insurance then provided for the Purchaser's own officers and directors. If at any time after the Effective Time the Surviving Corporation or a subsidiary fails to provide an Indemnified Party with indemnification and other benefits as contemplated in this Section 5.6, the Purchaser shall provide such indemnification and other benefits to such Indemnified Party directly (it being understood that applicable law may permit the Purchaser to indemnify/advance expenses under circumstances in which the Company, the Surviving Corporation or a subsidiary could not do so). In addition to the foregoing, the Purchaser and the Company, jointly and severally, shall, to the fullest extent permitted by applicable law, indemnify and hold harmless the Indemnified Parties against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation arising out of actions or omissions in the applicable Indemnified Party's capacity as an agent, employee, officer or director of the Company or a subsidiary prior to the Effective Time until the expiration of the applicable statute of limitations relating thereto (and shall pay any expenses in advance of the final disposition of such action or proceeding to the Indemnified Party) to repay the advanced expenses if it shall ultimately be determined that the Indemnified Party is not entitled to be indemnified against such expenses). Notwithstanding the foregoing, to the extent the by-laws, charter, or other agreements of the Company do not otherwise provide the Indemnified Parties with rights to indemnification, advancement of expenses, exculpation, and the limitation of liability, the Purchaser pursuant to this Section 5.6 hereby acknowledges and agrees to indemnify and hold harmless the Indemnified Parties against all costs and expenses (including reasonable attorney's fees), judgements, fines, loses, claims, damages, liabilities and settlement amounts paid in connection with any claim action, suit, proceeding or investigation arising out of actions or omissions of the Indemnified Parties in connection with the Transactions until the expiration of the applicable statute of limitations relating thereto (and shall pay any expenses in advance of the final disposition of such action or proceeding to the Indemnified Parties). The provisions of this Section 5.6 shall survive the Effective Time, and the Indemnified Parties shall be deemed third party beneficiaries of this Section 5.6 and shall be entitled to bring actions to enforce the obligations of the Purchaser and Acquisition Sub under this
Section 5.6. The rights of the Indemnified Parties under this Section 5.6 are not exclusive, but shall be cumulative with any other rights of the Indemnified Parties.

         5.7 EMPLOYEE BENEFIT MATTERS.

         (a) As of the Effective Time, the Purchaser and the Acquisition Sub shall assume and shall perform all obligations that are not expressly assumed by the Segment Buyers under the Segment Purchase Agreements with respect to the employees and former employees of the Company and its subsidiaries and former subsidiaries under the Liberty Financial Companies, Inc. and Subsidiaries Non-Commissioned Employee Severance and Retention Plan and the Liberty Financial Companies, Inc. and Subsidiaries Commissioned Employees Severance and Retention Plan (including, without limitation, under Sections 4 and 5 thereof).

         (b) The Purchaser shall cooperate and negotiate in good faith with the Company and the Segment Buyers to achieve agreements relating to the establishment of and/or transition or transfer of employee benefit plans as contemplated by the Segment Purchase Agreements.

         5.8 JOINT AND SEVERAL OBLIGATIONS. All obligations of the Purchaser and/or Acquisition Sub under this Agreement shall be joint and several.

         5.9 EXEMPTION FROM LIABILITY UNDER SECTION 16. The Purchaser, Acquisition Sub and the Company shall take all such steps as may be required or reasonably requested to cause the transactions contemplated by this Agreement and any other dispositions of Company equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act and the rules and regulations promulgated thereunder, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP, or as may otherwise be reasonably requested by the Company.

                                   ARTICLE 6
                                   CONDITIONS

         6.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of each of the following conditions:

         (a) This Agreement, the Merger and the Sales shall have been approved and adopted by the requisite vote or consent of the Stockholders required by the MBCL and the Company's Articles of Organization;

         (b) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Act shall have expired or been terminated and the Company or the Purchaser shall have received the consents or approvals required under Applicable Law;

         (c) No order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect that would prohibit the Merger or make illegal the acquisition or ownership of the Surviving Corporation by the Purchaser or otherwise prevent the consummation of the Merger; provided, that the party seeking to assert this condition shall have complied with its obligations under Section 5.4; and

         (d) The Sales shall have been consummated in accordance with the terms of the Segment Purchase Agreements (as the same may be amended from time to time with the Purchaser's consent) and the Company shall have received the consideration contemplated thereunder.

                                   ARTICLE 7
                        TERMINATION, AMENDMENT AND WAIVER

         7.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether prior to or after approval by the Stockholders, as follows:

             (a) [intentionally omitted];

             (b) by either the Purchaser or the Company if (i) the Effective Time shall not have occurred on or before June 30, 2002; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date or
         (ii) there shall be any order which is final and nonappealable preventing the consummation of the Merger;

             (c) by the Purchaser or the Company if (i) the Board of Directors of the Company withdraws, modifies or changes its recommendation of this Agreement or the Transactions in a manner adverse to the Purchaser or (ii) the Board of Directors of the

         Company shall otherwise have determined in good faith that it must terminate this Agreement to comply with its fiduciary duties to the Stockholders under applicable law;

                  (d) by either the Purchaser or the Company if this Agreement shall fail to receive the affirmative vote of the required holders of its capital stock, under the MBCL and the Company's Articles of Organization, for approval when voted on by the Stockholders at the Company Stockholders' Meeting (or any permitted adjournment thereof); or

                  (e) by the Purchaser or the Company if either of the Segment Purchase Agreements shall have been terminated for any reason.

         7.2 EFFECT OF TERMINATION. On termination of this Agreement as provided in Section 7.1, all obligations and agreements of the parties set forth in Articles 1 through 6, except Section 5.3, shall forthwith terminate and be of no further force or effect; provided that the foregoing shall not relieve any party of liability for damages actually incurred as a result of any willful breach of any of such provisions prior to such termination.

         7.3 AMENDMENT. This Agreement may not be amended except by action of each of the parties hereto set forth in an instrument in writing signed on behalf of each of the parties hereto; provided, however, that after approval of the Merger by the Stockholders, without the further approval of the Stockholders, no amendment may be made that would: (i) reduce the Cash Consideration or change the form thereof; or (ii) change any other terms and conditions of this Agreement if any of the changes, alone or in the aggregate, would materially adversely affect the Stockholders (other than the Purchaser and its affiliates).

         7.4 WAIVER. At any time prior to the Effective Time, whether before or after the Company Stockholders' Meeting, any party hereto, by action taken by its Board of Directors, may (i) extend the time for the performance of any of the obligations to the waiving party of any other party hereto, or (ii) subject to the proviso contained in Section 7.3, waive compliance by any other party with any agreements of such other party (but only to the extent they relate to the waiving party) or waive any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer. The failure of any party to assert any of its rights under this Agreement shall not constitute a waiver of such rights.

                                   ARTICLE 8
                               GENERAL PROVISIONS

         8.1 PUBLICITY. The initial press release with respect to the transactions contemplated by this Agreement shall be a joint release. Thereafter and for so long as this Agreement is in effect, except as such party may be required by applicable law or applicable national stock exchange, SEC or NASD or other regulatory requirements, neither the Company nor the Purchaser shall, nor shall either permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed. Whenever the Company or the Purchaser proposes to make a required press release or public announcement, it shall use its reasonable efforts to allow the other reasonable time to comment on such release or announcement in advance, but the final form and content of any such required release or announcement shall be at the discretion of the disclosing party.

         8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been properly given if (i) delivered personally, (ii) sent by certified or registered mail, return receipt requested,
(iii) sent by overnight courier for delivery on the next business day, or (iv) sent by confirmed telecopy, provided that a hard copy of all such telecopied materials is thereafter sent within 24 hours in the manner described in clauses
(i), (ii) or (iii), to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

             (a)  If to the Purchaser or Acquisition Sub:

                  Liberty Mutual Insurance Company
                  175 Berkeley Street
                  Boston, MA 02117
                  Attention: Christopher C. Mansfield, Senior Vice President and
                             General Counsel
                  Telecopy No.: (617) 574-5805

                             with copies to:

                  McDermott, Will & Emery
                  28 State Street
                  Boston, MA  02109
                  Attention: Stephen K. Fogg, Esq.
                  Telecopy No.: (617) 535-3800

             (b)  If to the Company:

                  Liberty Financial Companies, Inc.
                  600 Atlantic Avenue
                  Boston, MA  02210-2214
                  Attention: Lindsay Cook, Executive Vice President Telecopy No.: (617) 720-5376

                             and

                  Liberty Financial Companies, Inc.
                  600 Atlantic Avenue
                  Boston, MA  02210-2214
                  Attention: Kevin M. Carome, Senior Vice President and
                             General Counsel
                  Telecopy No.: (617) 742-7338
                             with a copy to:

                  Choate, Hall & Stewart
                  Exchange Place
                  53 State Street
                  Boston, MA 02109
                  Attention: William P. Gelnaw, Esq.
                  Telecopy No.: (617) 248-4000

                  Notices provided in accordance with this Section 8.2 shall be deemed delivered (i) on the date of personal delivery, (ii) on the date such notice is actually received or delivery thereof is refused at the specified address, or (iii) on the date of confirmation of receipt of the telecopy transmission, as the case may be.

         8.3 INTERPRETATION. When a reference is made in this Agreement to subsidiaries of the Purchaser, Acquisition Sub or the Company, the word "subsidiary" or "subsidiaries" means any corporation more than 50% of whose outstanding voting securities, or partnership, joint venture or other entity more than 50% of whose total equity interests are, directly or indirectly, owned by the Purchaser or the Company, as the case may be; and the word "affiliates" shall have the meaning assigned to such term under Rule 405 of the Securities Act. For purposes of this Agreement, the Company shall not be deemed to be an affiliate or subsidiary of Acquisition Sub or the Purchaser, and the Surviving Corporation shall be deemed to be an affiliate of the Purchaser. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Inclusion of information in the Disclosure Schedule shall not be taken as an admission or acknowledgment of the materiality of such information.

         8.4 REPRESENTATIONS AND WARRANTIES; ETC. The representations and warranties of the Company, the Purchaser and Acquisition Sub contained herein shall expire with, and be terminated and extinguished upon, consummation of the Merger. This Section 8.4 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the consummation of the Merger.

         8.5 MISCELLANEOUS. This Agreement constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement is not intended to confer upon any other person any rights or remedies hereunder, create any agreement of employment with any person or otherwise (except for Section 5.6) create any third-party beneficiary hereto. The rights of the parties under this Agreement shall not be assigned prior to the consummation of the Merger, or a termination pursuant to Article 7. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of Massachusetts, without giving effect to the principles of conflict of laws. This Agreement may be executed in one or more counterparts (including by facsimile transmission) which together shall constitute a single agreement.

         8.6 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect so long as the economic substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

               [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

         IN WITNESS WHEREOF, the Purchaser, Acquisition Sub and the Company have caused this Agreement to be executed and their corporate seals affixed as of the date first written above by their respective officers thereunto duly authorized.

LIBERTY MUTUAL INSURANCE                    LIBERTY FINANCIAL COMPANIES, INC.
COMPANY


By: /s/ EDMUND F. KELLY                     By: /s/ GARY L. COUNTRYMAN
    -----------------------                     ----------------------
         President                                      President

and                                         and

By: /s/ ELLIOT J. WILLIAMS                  By: /s/ SHAUNA T. SIMMONDS
    -----------------------                     ----------------------
         Treasurer                                      Treasurer

LFC ACQUISITION CORPORATION

By: /s/ EDMUND F. KELLY
    -----------------------
         President

and

By: /s/ J. PAUL CONDRIN
    -----------------------
         Treasurer